                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

         |X|  Filed by the Registrant
              Filed by a Party other than the Registrant
         Check the appropriate box:
             Preliminary Proxy Statement
             Confidential, for Use of the Commission Only
             (as permitted by Rule 14a-6(e)(2))
         |X| Definitive Proxy Statement
         | | Definitive Additional Materials
         | | Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                               Elecsys Corporation
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                (Name of Registrant as Specified In Its Charter)

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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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|X|      No fee required.
| |      Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

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(4) Proposed maximum aggregate value of transaction:

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| |      Check box if any part of the fee is offset as provided by Exchange Act
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previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                               ELECSYS CORPORATION
                              846 N. MART-WAY COURT
                              OLATHE, KANSAS 66061

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 11, 2008
                    AT THE COMPANY'S HEADQUARTERS LOCATED AT
                   846 N. MART-WAY COURT, OLATHE, KANSAS 66061

         You are invited to attend the annual meeting of the stockholders of
Elecsys Corporation (the "Company") to be held at the Company's headquarters,
846 N. Mart-Way Court, Olathe, Kansas on Thursday, September 11, 2008,
commencing at 2:00 p.m. local time, to consider and act upon the following matter and such other business as may properly come before the meeting or any adjournment of the meeting:

     1.   The  election  of one (1)  Class III  Director  to serve for a term of three years expiring in 2011.

     Holders of record of the outstanding common stock of the Company at the close of business on July 31, 2008 are entitled to vote at the meeting or any adjournment of the meeting.

                                             By Order of the Board of Directors,

                                             /s/  Todd A. Daniels
                                             Todd A. Daniels
                                             Secretary

Olathe, Kansas
August 15, 2008

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE DATE AND SIGN THE
ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOUR SHARES
CANNOT BE VOTED UNLESS YOU SIGN AND RETURN A PROXY OR VOTE BY BALLOT AT THE
MEETING.

                               ELECSYS CORPORATION
                              846 N. Mart-Way Court
                              Olathe, Kansas 66061

                                 PROXY STATEMENT

                               GENERAL INFORMATION

Solicitation and Revocability of Proxies

         The enclosed proxy is being solicited on behalf of the Board of
Directors of Elecsys Corporation (the "Company") for use at the annual meeting of the stockholders to be held on September 11, 2008 at 2:00 p.m. local time, or at any adjournment thereof, at the Company's headquarters, 846 N. Mart-Way
Court, Olathe, Kansas 66061. Any proxy given does not affect your right to vote in person at the annual meeting and you may revoke your proxy at any time before it is exercised by notifying Todd A. Daniels, Secretary of the Company, by mail, telegram or facsimile, or by appearing at the annual meeting in person and casting a ballot. This proxy statement and the proxy were first mailed to stockholders on or about August 15, 2008.

         All expenses of solicitation will be borne by the Company. In addition to solicitations by mail, employees and directors of the Company may solicit proxies in person or by telephone. We do not expect to pay any compensation for the solicitation of proxies.

Voting Procedures

         Shares represented by a properly signed proxy received pursuant to this solicitation will be voted in accordance with instructions thereon. If the proxy is properly signed and returned and no instructions are given on the proxy with respect to the matters to be acted upon, the shares represented by the proxy will be voted at the annual meeting or any adjournment thereof for the election, as director of the Company, of the nominee named in this proxy. The nominee hereinafter named has indicated his willingness to serve if elected, and it is not anticipated that he will become unavailable for election. However, if the nominee should unexpectedly become unavailable for election for any reason, the shares represented by the proxy will be voted for such substituted nominee as the Board of Directors may name.

         The enclosed proxy confers discretionary authority to the proxy holders to vote on any other business that may properly come before the annual meeting or any adjournment thereof. The Board of Directors is not aware of any other business, other than the matter described in this proxy statement and except for matters incident to the conduct of the annual meeting, to be presented for action at the annual meeting and does not itself intend to present any such other business. However, if any such other business does come before the annual meeting or any adjournment thereof, shares represented by proxies properly signed and returned  pursuant to this solicitation will be voted in the discretion of the proxy holder.

         The nominee for director receiving the greatest number of votes at the annual meeting will be elected as a director. Any shares not voted (whether by abstention, broker non-vote, or otherwise) will have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger proportion of the total votes.

         Only holders of common stock of the Company of record as of the close of business on July 31, 2008, are entitled to vote at the annual meeting. At the close of business on that date, 3,290,437 shares of common stock were issued and outstanding. Holders of common stock are entitled to one vote per share held on the record date. Shares cannot be voted at the annual meeting unless the record owner is present in person or represented by proxy.

                               SECURITY OWNERSHIP

Stock Ownership of Principal Stockholders and Management

         The following table sets forth the beneficial ownership of shares of the Company's common stock as of July 31, 2008 by (i) the stockholders known by the Company to beneficially own more than 5% of the common stock, (ii) each director of the Company who beneficially owns any common stock, (iii) each executive officer named in the "Summary Compensation Table," and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, the Company believes that those stockholders listed below have sole voting and investment power with respect to the common stock indicated as beneficially owned by them.

                                                          Amount and
                                                          Nature of
                                                          Beneficial          Percent
Name and Address of Beneficial Owner (1)                Ownership (2)        of Class
--------------------------------------------------------------------------------------
Robert D. Taylor                                           220,800 (3)           6.7%

Stan Gegen                                                 170,300               5.2%

Karl Gemperli                                              499,992 (4)          15.2%

Michael D. Morgan                                          120,396 (5)           3.7%

All directors and officers as a group (9 persons)        1,194,782 (6)          36.3%

(1) The address of all the named individuals is c/o Elecsys Corporation, 846 N.
Mart-Way Court, Olathe, Kansas 66061.
(2) Pursuant to the rules of the  Securities  and Exchange  Commission  ("SEC"), shares of common stock of the Company that an  individual or a group has a right to acquire  within 60 days  pursuant to the  exercise of options or warrants are deemed  to be  outstanding  for the  purpose  of  computing  the  percentage  of ownership of such individual or group,  but

are not deemed to be  outstanding  for the purpose of computing  the  percentage ownership of any other person shown in the table.
(3) Includes  presently  exercisable  options to purchase 5,000 shares of common stock of the Company held by Mr. Taylor.
(4) The total beneficial  ownership of Mr. Gemperli is made up of the following:
(i) 369,992 shares of the Company's  common stock directly  beneficially  owned,
(ii)  10,000  shares  of the  Company's  common  stock  indirectly  owned by Mr.
Gemperli's children, and (iii) presently exercisable options to purchase 120,000 shares of common stock of the Company.
(5) Includes presently  exercisable  options to purchase 47,667 shares of common stock of the Company held by Mr. Morgan.
(6) Includes presently  exercisable options to purchase 249,335 shares of common stock of the Company held by executive officers and directors as a group.

Section 16(a) Beneficial Ownership Reporting Compliance

         To the Company's knowledge, based solely on review of copies of reports filed with the Securities and Exchange Commission and written representations that no other reports were required during the fiscal year ending April 30,
2008, all Section 16(a) filing requirements applicable to the officers, directors and beneficial owners of more than 10 percent of the Company's equity securities were complied with on a timely basis except for a late filing of a
Schedule 13G for each of Mr. Taylor and Mr. Gemperli.

                              ELECTION OF DIRECTOR

         The Board of Directors of the Company is divided into three classes, with the term of office of each class ending in successive years. The term of the Class III director expires with this annual meeting. The term of the Class I director will expire at the 2009 Annual Meeting of Stockholders and the term of the Class II director will expire at the 2010 Annual Meeting of Stockholders.

                              NOMINEE FOR DIRECTOR

The following information is given with respect to the nominee for election.

Class III - Term to Expire in 2011
Stan Gegen, age 57, was appointed to the Board of Directors on July 22, 2004 to fill a seat vacated by a departed director and was elected to his first three year term on the Board in September 2005. Since 1998, Mr. Gegen has been
President of Coordinated Systems & Supplies, Inc., a printing and distribution company located in Wichita, Kansas. Mr. Gegen serves as a director of High
Touch, Inc. located in Wichita, Kansas, which serves business clients with hardware and software services. Mr. Gegen has over 35 years of financial and business leadership experience in manufacturing, banking, retail and investment companies. Mr. Gegen began his career as a Certified Public Accountant for Ernst
& Young (formerly known as Arthur Young & Co.) in Wichita, Kansas and has subsequently held financial leadership positions in both private and public companies.

Mr. Gegen is currently the Chairman of the Company's Audit Committee and serves on the Company's Compensation Committee. Mr. Gegen is independent as determined by the independence requirements of the American Stock Exchange.

The Board of Directors recommends that the stockholders vote FOR the election of
Mr. Gegen.

               MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE

The following information is given with respect to the Class III and Class I directors who will continue to serve as directors of the Company until the 2009 and 2010 Annual Meeting of Stockholders, respectively.

Class I - Term to Expire in 2009
Robert D. Taylor, age 61, has served as a director of the Company since
September 1994 and is currently Chairman of the Board. Since November 2001, Mr.
Taylor has been President and Chief Executive Officer of Executive AirShare
Corporation. Executive AirShare Corporation charters, sells and operates fractional corporate jet and turboprop aircraft from its locations in Kansas
City, Missouri, Wichita, Kansas, Tulsa, Oklahoma and Fort Worth, Texas. Mr.
Taylor serves as a director of Inergy GP, LLC, the managing general partner of
Inergy LP, a publicly traded limited partnership that operates a growing, geographically diverse retail and wholesale propane supply, marketing and distribution business and midstream pipeline and natural gas storage operations.
He serves as a director of Blue Valley Bancorp of Overland Park, Kansas. Mr.
Taylor is a trustee of the University of Kansas Endowment Fund, a member of the
Advisory Board for the University of Kansas School of Business and has been a
CPA since 1971. Mr. Taylor serves on the Company's Compensation and Audit
Committees. Mr. Taylor is independent as determined by the independence requirements of the American Stock Exchange.

Class II - Term to Expire in 2010
Karl B. Gemperli, age 44, is the Company's President and Chief Executive Officer
and has been a member of the Board of Directors since September 2003. He has served as President and Chief Executive Officer of DCI, Inc. one of the
Company's operating subsidiaries, since February 2000. From March 1999 to
January 2000, Mr. Gemperli was an independent manufacturing systems consultant.
Mr. Gemperli was also an employee of Goodrich Aerospace for more than eight years. Mr. Gemperli has over 20 years of electronic manufacturing and management experience as well as a Bachelor's degree in Aeronautical Engineering from the
Massachusetts Institute of Technology and a Master's degree in Manufacturing
Engineering from Boston University. Mr. Gemperli is not independent as determined by the independence requirements of the American Stock Exchange.

                              CORPORATE GOVERNANCE

Committees and Director Meetings
         The Board of Directors has an Audit Committee and a Compensation
Committee. The entire Board of Directors including Mr. Gemperli, who is not independent as determined by the independence requirements of the American Stock
Exchange, acts as the Nominating Committee and each director participates in the consideration of director nominees. The Nominating Committee meets the independence requirements of the American Stock Exchange. In January 2008, the
Board of Directors adopted a charter for the Nominating Committee, a copy of which is not available on the Company's website (www.elecsyscorp.com) but is attached hereto as Annex A.

         Stockholders wishing to submit the name of a candidate for the Board of
Directors should submit the recommendation, along with the candidate's biographical information, to the Secretary of the Company at 846 N. Mart-Way
Court, Olathe, Kansas, 66061. Other than this submission requirement, there are no differences in the manner in which the Nominating Committee evaluates a stockholder recommended director nominee. Potential nominees are identified by the Board of Directors based on the criteria, skills and qualifications that have been recognized by the Nominating Committee. Once a potential nominee for director has been identified, including those candidates submitted by stockholders, the Nominating Committee determines whether to conduct a full evaluation of the candidate. This determination is based primarily on the need for additional directors to fill vacancies or expand the size of the Board of
Directors. If it is determined that additional consideration is warranted, the
Nominating Committee will then evaluate the potential nominee against the qualifications and skills it believes are necessary for directors to possess, including:

     •    Independence in accordance with the American Stock Exchange standards
          (non-employee directors only);
     •    High personal and professional ethics, integrity, and mature judgment;
     •    Business experience that is useful to the Company and complementary to the background and experience of the other directors;
     •    A commitment to serve and the ability to devote the required amount of time to carry out the duties and responsibilities of a director; and
     •    Other relevant factors as the Nominating Committee may determine.

         An independent director on the Board of Directors nominated the nominee standing for election at the annual meeting. The nominee is already serving as a director of the Company.

         The Audit Committee's responsibilities include: (i) retaining and determining compensation for the public accounting firm engaged to audit the
Company; and (ii) reviewing with the independent accountants the Company's quarterly results, the plan for, and results of, the auditing engagement, and the Company's internal accounting controls. In July 2006, the Board of Directors ratified the previously adopted charter for the Audit Committee. The Audit
Committee Charter is not available on the Company's

website (www.elecsyscorp.com), but was filed as Annex A to the Company's 2006
Proxy Statement on Schedule 14A, which is available on the Company's website.
Mr. Gegen and Mr. Taylor comprise the Audit Committee and are independent (as defined in Section 121(A) of the listing standards of the American Stock
Exchange). Mr. Gegen is the Chairman of the Audit Committee. The Audit Committee
held nine meetings during fiscal year 2008. The Board has determined that both
Mr. Gegen and Mr. Taylor qualify as audit committee financial experts.

         The Compensation Committee met twice during the last fiscal year and is comprised solely of independent directors, Mr. Taylor and Mr. Gegen. In January
2008, the Board of Directors adopted a charter for the Compensation Committee, a copy of which is not available on the Company's website (www.elecsyscorp.com)
but is attached hereto as Annex B. Mr. Taylor serves as the Chairman of the
Compensation Committee. The Compensation Committee has been given the responsibility of setting and administering the policies governing the annual compensation of the Company's executive officers, as well as the Company's benefit plans other than the Elecsys Corporation Stock Option Plan. The
Compensation Committee may not delegate this responsibility.

         The Board of Directors held nine meetings during the fiscal year ended
April 30, 2008. Each director attended at least 75% of the total number of meetings of the Board of Directors and the total number of meetings held by all
Committees on which the director served.

         The Company encourages each member of the Board of Directors to attend the Annual Meeting of Stockholders. All directors were in attendance at the 2007
Annual Meeting of Stockholders.

         Stockholders who wish to communicate with the Board of Directors or with a particular director may send a letter to Todd A. Daniels, the Secretary of the Company, at 846 N. Mart-Way Court, Olathe, Kansas 66061. Any
communication should clearly specify that it is intended to be made to the entire Board of Directors or to one or more particular directors. The Secretary will forward the correspondence to the appropriate member or members of the
Board of Directors, who may review the correspondence in their next meeting.
Concerns relating to accounting, internal controls or auditing matters will be immediately brought to the attention of Stan Gegen, Chairman of the Audit
Committee.

Report of the Audit Committee
         The Audit Committee has reviewed and discussed the audited financial statements with management and has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61,
Communication with Audit Committees. The Audit Committee has received the written disclosures and letter required by Independence Standards Board Standard
No. 1 from the independent auditor and has discussed with the auditor the auditor's independence. The Audit Committee has considered whether the provision of the non-audit services rendered by the Company's

principal accountant are compatible with maintaining the principal accountant's independence. Pursuant to its review, the Audit Committee approved and authorized the Board of Directors to include the audited financial statements in the Company's Annual Report on Form 10-KSB for the last fiscal year for filing with the Securities and Exchange Commission.

                                       Stan Gegen, Chairman
                                       Robert D. Taylor
                                       Audit Committee of the Board of Directors

Independent Registered Public Accountants
         McGladrey & Pullen LLP has served as the Company's independent registered public accountants since October 2005. It is anticipated that a representative from McGladrey & Pullen LLP will be present at the annual meeting. If a representative from McGladrey & Pullen LLP is in attendance at the annual meeting, it is anticipated that he will be available to respond to appropriate questions and, if he desires, to make a statement.

         As of the date of this proxy statement, the Audit Committee of the
Company has not met to discuss the engagement of independent accountants for the purposes of auditing the financial statements of the Company for the fiscal year ending April 30, 2009.

         The following table sets forth the aggregate fees billed to the Company for fiscal years ended April 30, 2008 and 2007 by the Company's principal accounting firm.

                                                      Years Ended April 30,
                                                      2008              2007
                                                  -------------     -------------
          Audit fees (1)                              $116,880           $90,400
          Audit-related fees (2)                        11,000                --
                                                  -------------     -------------
          Total audit and audit-related fees           127,880            90,400
          Tax fees (3)                                  10,995            18,500
          All other fees (4)                             4,924                --
                                                  -------------     -------------
          Total                                       $143,799          $108,900
                                                  =============     =============

(1) Audit Fees. The aggregate fees billed for professional services rendered for the audit of the annual financial statements for the years ended April 30, 2008 and 2007 and for the reviews of the financial statements included in the quarterly reports on Form 10-QSB for those fiscal years.

(2) Audit Related Fees. The aggregate fees billed for audit-related services for the years ended April 30, 2008 and 2007. Audit related services include fees for the audits of the Company's employee benefit plans.

(3) Tax Fees. The aggregate fees billed for tax return preparation and other tax planning and consultation rendered for the fiscal years ended April 30, 2008 and
2007.

(4) All Other Fees. Other fees billed for services rendered to the Company, other than the services described above under "Audit Fees", "Audit Related
Fees", and "Tax Fees," for the fiscal years ended April 30, 2008 and 2007.

         The Audit Committee has considered whether the provision of these services is compatible with maintaining the accountant's independence. The Audit
Committee pre-approves all non-audit services as presented and prior to any work being performed.

Compensation for Non-Employee Directors
         Each director who is not a salaried employee of the Company or otherwise compensated by the Company pursuant to any management contract, is paid an annual retainer of $9,000 plus a fee of $250 for each regular, special and committee meeting attended. Additionally, each non-employee director is reimbursed for out-of-pocket expenses incurred in connection with attendance for each regular, special and committee meeting attended. An additional annual retainer of $3,000 is paid to the Audit Committee Chairman and an additional annual retainer of $9,000 is paid to the Chairman of the Board. The Chairman is also eligible to participate in the Company's health, dental and life insurance plans with terms of coverage, contribution and deductibles that are equivalent to those for the Chief Executive Officer of the Company. A summary of the compensation paid to the non-employee directors is shown in the following table.

                        Fees Earned
                             or                                    Non-Equity
                        Paid in Cash   Stock      Option         Incentive Plan        All Other
                            ($)         Awards      Awards      Compensation ($)     Compensation
Name                                     ($)         ($)                                  ($)           Total ($)
--------------------------------------------------------------------------------------------------------------------
Robert D. Taylor          $27,750         -           -                -                   -             $27,750
Stan Gegen                $20,250         -           -                -                   -             $20,250

                      COMPENSATION DISCUSSION AND ANALYSIS

         The Compensation Committee of the Board of Directors is responsible for approving and evaluating the Company's executive officer compensation plans, policies and programs and administers the Company's benefit plans. The
Compensation Committee views compensation as a key factor in the Company's ability to execute its subsidiaries' corporate strategies.

         The Company's subsidiaries each have corporate strategies whose main focus is to utilize their specialized capabilities to build long-term customer relationships, create value-added solutions and deliver exceptional financial performance.

         In order to achieve these strategic objectives the Company must attract and recruit the best possible talent and continue to develop and motivate its employees to meet its common goals.

         The compensation philosophy is performance-based and its pay structure, benefits and incentive programs are intended to attract talented individuals as well as motivate

and retain employees to achieve the goals and add shareholder value. The compensation components are:

              •       Base pay
              •       Annual incentive compensation
              •       Equity compensation in the form of stock options; and
              •       Executive life insurance

Elements of our Compensation Program
         Base Pay. The Company views base pay as compensation for the competencies that each employee brings to his or her respective area of responsibility in order to meet his or her job requirements.

         When possible, market data and benchmarking are used to establish base pay for management employees. The Compensation Committee reviews all executive officers' base pay utilizing industry-related comparisons, and performance assessments by position. An effort is made by the Compensation Committee to set base pay at the corresponding market averages; however, each compensation decision can be impacted by additional criteria such as experience and performance against requirements.

         The goal is to review every employee annually and, if appropriate, the employee could receive a merit pay increase consistent with his or her individual performance measured against his or her job requirements and relevant market data.

         In addition, base pay and rate adjustments may be made as a result of our monitoring and surveying market rates to determine if an adjustment is required. Base pay increases for the Chief Executive Officer, Chief Financial
Officer and other officers are reviewed and assessed annually by the
Compensation Committee, usually at the end of the fiscal year.

         Annual Incentive Compensation. The Company views the annual incentive compensation plans as a means to tie the cash compensation of the executive officers and key members of the management team to performance objectives that, if achieved, will enhance the overall value of the Company. The incentive compensation plans for the executive officers and the overall incentive compensation plan are reviewed and approved by the Compensation Committee.

         All executive officers are eligible to receive incentive compensation if the Company achieves a pre-tax profit goal. For 2008, Mr. Gemperli and Mr.
Daniels were eligible to receive bonuses based on the Company's consolidated pre-tax profit and were paid as a percentage of the amount achieved above the stated goal. For 2008, the pre-tax profit threshold was $1,223,966 and Mr.
Gemperli's percentage was 3.3% of the amount above the pre-tax profit threshold and Mr. Daniels' percentage was 2.7% of the amount above the pre-tax profit threshold. Mr. Morgan and Mr. Thomas, who are officers of DCI, Inc., a subsidiary of the Company, were eligible to receive bonuses that were based on the pre-tax profit, excluding extraordinary income or loss, of DCI, Inc. For
2008,

DCI's pre-tax profit threshold was $2,069,789. Mr. Morgan was eligible to receive 2.2% of the amount above the pre-tax profit threshold and Mr. Thomas was eligible to receive 1.8% of the amount above the pre-tax profit threshold. Mr.
Reed, President of NTG, Inc., a subsidiary of the Company, was eligible to receive a bonus based on a percentage of the pre-tax profit generated at NTG,
Inc. For 2008, Mr. Reed was eligible to receive 10% of NTG's pre-tax profit. If the Company and its subsidiaries pre-tax profits did not meet the minimum amounts set by the Compensation Committee, there were no bonuses paid to the executives.

         The percentages of the pre-tax profits that the executives may receive are determined by the Compensation Committee and approved by the Board of
Directors based on above average industry growth for profits and improvement in
Company performance in other areas. The Compensation Committee believes the annual incentive compensation drives performance, and, by achieving the financial results, maintains a strong balance sheet and increases stockholder value.

         Equity Compensation. The Company believes that to effectively build long-term value in the Company, the interest of the named executive officers must align with the interest of the Company's stockholders. The number of stock options granted is determined by the Compensation Committee with the objective of aligning employee incentives with the interests of the stockholders and avoiding significant dilution. Other than grants to the executive officers, individual stock option grants are recommended by management to the Compensation
Committee and are based on individual potential, historical performance and impact on our financial results. During fiscal year 2008, a total of 29,500 options were granted to employees and managers at the Company. For all of those options the exercise price was the closing price of the common shares on each respective grant date.

         Executive Life Insurance. During fiscal year 2006, the Company established a Succession Plan for each of the executive officers at Elecsys and its subsidiaries. The Executive Life Insurance Plan (the "Plan") was created with the intent of assisting the Company with succession planning as well as to provide a benefit for the executives in the Plan. The Company pays for a term life insurance policy for certain of its officers in the amounts shown in the table below. Each of the policies, other than the policy for Mr. Gemperli, will pay the Company 50% of the life insurance upon death of the officer, with the remaining 50% to be paid to the executive's named beneficiaries. In the policy for Mr. Gemperli, 100% of the benefit will be paid to the Company upon his death. Should an officer terminate employment with the Company the policy premium will no longer be paid for by the Company and the Company will not receive any of the death benefit. Once this occurs, each officer has the opportunity to transfer the policy into his name.

                                       10

                            Executive Life Insurance

                            Amount of       Annual
                              life          Policy
                           insurance        Premium
Name                           ($)            ($)
--------------------------------------------------------
Karl B. Gemperli             500,000         2,835

Todd A. Daniels              500,000          850

Michael D. Morgan            300,000          542

Christopher G. Thomas        300,000          332

Retirement Benefits
         All employees are eligible to participate in the Elecsys Corporation
401(k) Savings Plan. Executive officers participate in that plan on the same basis as all other participants. The Company does not maintain any other retirement plan or arrangement for the executive officers.

Compensation Committee Interlocks and Insider Participation
         The Company does not have any compensation committee interlocks or insider participation in compensation decisions required to be disclosed by the proxy rules.

Compensation Recommendations
         The Company's senior management team, consisting of our Chief Executive
Officer and Chief Financial Officer, evaluates market data and recommends to the
Compensation Committee compensation plans for our other officers that are consistent with our stated compensation philosophy.

Executive Compensation
         The following table sets forth certain information regarding compensation paid or accrued for our last fiscal year to our Chief Executive
Officer and the two highest paid officers whose total compensation earned or accrued for fiscal year 2008 exceeded $100,000.

                           Summary Compensation Table

                                                                  Option    Non-Equity   All Other
                                                          Stock   Awards    Incentive   Compensation  Total
                                        Salary   Bonus    Awards    (1)        Plan         (2)        ($)
Name and Principal Position      Year    ($)      ($)      ($)      ($)    Compensation     ($)
                                                                               ($)
--------------------------------------------------------------------------------------------------------------
Karl B. Gemperli                  2008  184,308       --       --   20,219           --        4,185  208,712
     President and Chief          2007  166,518   11,908       --   19,275           --        3,788  201,479
     Executive Officer,
     Elecsys Corporation

Michael J. Reed                   2008   95,000   27,129       --   14,015   32,233 (3)        3,609  171,986
     President, NTG, Inc.         2007   94,654       --       --   13,686   11,557 (3)        2,733  122,630

Michael D. Morgan                 2008  125,769    5,962       --    6,740           --        4,509  142,980
     Executive Vice President     2007  119,140   16,069       --    6,425           --        3,859  145,493
     and Chief Operating Officer,
     DCI, Inc.

                                       11

(1) Represents the amount recognized for financial statement reporting purposes for the fiscal years ended April 30, 2008 and 2007 in accordance with SFAS 123R for stock option awards in fiscal 2008 and 2007 and stock option awards granted in previous fiscal years.
(2) Consists of Company matching contributions made under the Elecsys
Corporation 401(k) Savings Plan as well as premiums for executive life insurance policies. Company matching contributions under the Company's 401(k) Savings Plan were made in the following amounts: $4,185 and $3,778 for Mr. Gemperli, $3,967 and $3,588 for Mr. Morgan, and $3,609 and $2,733 for Mr. Reed in 2008 and 2007,
respectively. The amounts of premiums paid for the executive life insurance policies were the following: $2,835 for Mr. Gemperli and $542 for Mr. Morgan in
both 2008 and 2007. There is currently no life insurance policy in place under this Plan for Mr. Reed. Of those amounts, none of the premium paid on behalf of
Mr. Gemperli was included because 100% of the benefit of the policy on Mr.
Gemperli's life is payable to the Company. One-half of the amount of the premium paid on behalf of the other executive officers was included because 50% of the benefit of the policy on each other executive's life is payable to the executive's named beneficiaries.
(3) Represents commissions paid to Mr. Reed based on a percentage of the monthly gross margins achieved by NTG, Inc. During 2008 and 2007, the commission was calculated as 4% of for the first $700,000 of gross margin earned by NTG and 1%
of gross margin greater than $700,000.

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                                                     Outstanding Equity Awards at Fiscal Year-End
                                           Option Awards                                       Stock Awards
                  -------------------------------------------------------------|---------------------------------------------
                                                                                                                 Equity
                                                                                                                 Incentive
                                                                                                      Equity     Plan
                                                                                                      Incentive   Awards:
                                                                                                      Plan       Market or
                                                 Equity                                                Awards:   Payout
                                               Incentive                                              Number of  Value of
                                              Plan Awards:                                 Market     Unearned   Unearned
                                               Number of                        Number of  Value of   Shares,    Shares,
                     Number of    Number of    Securities                       Shares or  Shares or  Units or   Units or
                     Securities   Securities   Underlying                       Units of   Units of   Other      Other
                     Underlying   Underlying  Unexercised  Option               Stock      Stock      Rights     Rights
                    Unexercised  Unexercised    Unearned   Exercise  Option     That Have  That Have  That Have  That Have
                    Options (#)  Options (#)    Options      Price   Expiration Not Vested Not Vested Not Vested Not Vested
Name                Exercisable  Unexercisable    (#)         ($)       Date       (#)        ($)        (#)        ($)
----------------------------------------------------------------------------------------------------------------------------
Karl B. Gemperli     50,000 (1)                    -         2.25     02/01/10      -          -          -          -
                     35,000 (2)                              0.81     04/25/12
                     15,000 (3)                              1.25     12/02/12
                     10,000 (4)   20,000 (4)                 3.66     05/18/16

Michael J. Reed      6,666 (5)     3,334 (5)       -         3.99     04/25/12      -          -          -          -
                     3,334 (4)    10,000 (4)                 3.66     12/02/12
                                                                      05/18/16
Michael D. Morgan    1,000 (6)                     -         2.13                   -          -          -          -
                    29,000 (2)                               0.81
                    11,000 (3)                               1.25
                     3,334 (4)    6,666 (4)                  3.66

     (1)  Stock option granted on 2/1/2000 vested and became exercisable in 20%
          increments on the first five anniversary dates of the grant.
     (2)  Stock options granted on 4/25/2002 vested and became exercisable in one-third increments on the first three anniversary dates of the grant.
     (3)  Stock options granted on 12/2/2002 vested and became exercisable in one-third increments on the first three anniversary dates of the grant.
     (4)  Stock options granted on 5/18/2006 vest and become exercisable in one-third increments on the first three anniversary dates of the grant.
     (5)  Stock options granted on 1/9/2006 vest and become exercisable in one-third increments on the first three anniversary dates of the grant.
     (6)  Stock options granted on 5/25/2000 vested and became exercisable in one-third increments on the first three anniversary dates of the grant.

Change in Control Arrangements
         The Company does not have any change in control arrangements with any of the executive officers, other than the change in control provisions in the
Elecsys Corporation Stock Option Plan relative to vesting of stock options, which provisions apply to all option holders.

Compensation Committee Report
         In connection with its duty to review and approve executive compensation, the compensation committee has:

     •    Reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management; and

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     •    Based on this review and discussion, recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

                                Robert D. Taylor, Chairman
                                Stan Gegen
                                Compensation Committee of the Board of Directors

                               EXECUTIVE OFFICERS

     The Company currently has two executive officers, Karl B. Gemperli,
President and Chief Executive Officer, and Todd A. Daniels, Vice President and
Chief Financial Officer. Mr. Gemperli and Mr. Daniels also serve as officers of
DCI, Inc., one of the wholly-owned operating subsidiaries of the Company. The executive officers of the Company's subsidiaries and their biographical information are as follows:

Name                                Age     Position
-------------------------------------------------------------------------------------------------
Karl B. Gemperli           44       President and Chief Executive Officer, Elecsys
                                     Corporation and President and Chief Executive
                                     Officer, DCI, Inc.
Todd A. Daniels            40       Vice President and Chief Financial Officer, Elecsys
                                     Corporation and Vice President - Finance,
                                     DCI, Inc.
Michael J. Reed            53       President, NTG, Inc.
Michael D. Morgan          54       Executive Vice President and Chief
                                     Operating Officer, DCI, Inc.
W. Dave Wakefield          53       President, Radix Corporation

Karl B. Gemperli is the Company's President and Chief Executive Officer and has
been a member of the Board of Directors since September 2003. He has served as
President and Chief Executive Officer of DCI, Inc. one of the Company's
operating subsidiaries, since February 2000. From March 1999 to January 2000,
Mr. Gemperli was an independent manufacturing systems consultant. Mr. Gemperli was also an employee of Goodrich Aerospace for more than eight years. Mr.
Gemperli has over 20 years of electronic manufacturing and management experience as well as a Bachelor's degree in Aeronautical Engineering from the
Massachusetts Institute of Technology and a Master's degree in Manufacturing
Engineering from Boston University.

Todd A. Daniels joined the Company in April 2002 as Vice President-Finance of
DCI, Inc. and was promoted to Vice President and Chief Financial Officer of
Elecsys Corporation in October 2002. Prior to joining the Company, from May 2001 to April 2002, Mr. Daniels was Manager of Corporate Forecasting and Reporting
for a publicly traded developer of technology-based products and services for the legal and fiduciary services industries. From April 1998 to May 2001, Mr.
Daniels held various accounting and financial management positions with
Honeywell International, Inc. Mr. Daniels has a Bachelor of Science degree in
Accounting from the University of Kansas and is a

                                       14

Certified Public Accountant with over 15 years of public accounting and private industry accounting experience.

Michael J. Reed joined the Company in January 2006 as President of NTG, Inc.,
the Company's remote monitoring equipment and services subsidiary. From 2002 until 2006, Mr. Reed was Vice President of Marketing for Ideal Aerosmith, Inc.,
a provider of aerospace test equipment and engineering services. Mr. Reed was also Vice President and General Manager of Pentar Systems, Inc. before its acquisition by Ideal Aerosmith in 2002. Prior to that, Mr. Reed spent 20 years in various engineering, marketing and management roles at Goodrich Aerospace,
Kustom Electronics, and King Radio Corporation. Mr. Reed holds a Bachelor's degree in electrical engineering from the University of Texas at Arlington and a
Master's degree in Electrical Engineering from Stanford University.

Michael D. Morgan joined the Company as Vice President-Manufacturing of DCI,
Inc. in March 2000 and was promoted to Executive Vice President and Chief
Operating Officer of DCI, Inc. in October 2007. Prior to joining the Company,
Mr. Morgan was an employee of Goodrich Aerospace, Test Systems Division for more than eleven years, last serving as Director of Manufacturing. Prior to that, Mr.
Morgan was an employee of Kustom Signals for over eight years. Mr. Morgan has over 25 years of electronic manufacturing experience.

W. Dave Wakefield became president of Radix Corporation in June 2008 after serving as Vice President-International Business Development since November
2007. From September 2001 to November 2007, Mr. Wakefield was a partner at
Sustained Advantage Inc., which provided consulting services to the Company prior to November 2007. While at Sustained Advantage, he served as a business and marketing consultant for several electronic manufacturing companies, telecommunications companies, and technology service, software and banking corporations. From 1998 to 2001, Mr. Wakefield was Director of Marketing for
BSI, which provided technology services, business intelligence and data analysis services to Fortune 500 companies. From 1995 through 1997, Mr. Wakefield was
Vice President of Operations for BCC, Inc., a technology services corporation with offices in Kansas, Denver, Dallas and Chennai, India. Prior to that, Mr.
Wakefield spent 19 years in various management positions in operations, marketing, sales and finance for global and domestic companies including the
Southland Corporation (11 years). Mr. Wakefield has a Bachelor of Science degree in Journalism from the University of Kansas.

Stockholder Proposals for 2009 Annual Meeting
         Stockholder proposals to be considered for inclusion in the proxy statement and considered at the 2009 Annual Meeting of the Stockholders must be received by the Company no later than April 17, 2009. Any such proposals should be directed to the Secretary of the Company at 846 N. Mart-Way Court, Olathe,
Kansas, 66061.

         Proposals of stockholders not intended for inclusion in the Company's
2009 proxy statement must be received by the Company in writing no later than
July 1, 2009 in

                                       15

order to preclude the Company's use of its discretionary proxy voting authority if the proposal is raised at the 2009 annual meeting.

Financial Statements
         The Annual Report to Stockholders of the Company for the fiscal year ended April 30, 2008, is enclosed with this proxy statement. The financial statements of the Company are set forth in that Annual Report.

Other Matters
         The Board of Directors is not aware of any matter that will be presented for action at the annual meeting other than the matters set forth herein. If other matters properly come before the meeting, it is intended that the holders of the proxies hereby solicited will vote thereon in accordance with their best judgment.

                                        By Order of the Board of Directors,

                                        /s/ Karl B. Gemperli
                                        Karl B. Gemperli
                                        President and Chief Executive Officer

                                       16

                                                                         ANNEX A

                               ELECSYS CORPORATION
                          NOMINATING COMMITTEE CHARTER

Purpose

         The Nominating Committee is appointed by the Board of Directors (the
"Board") of Elecsys Corporation (the "Company") to (i) assist the Board by identifying individuals qualified to become directors, and (ii) recommend to the
Board the director nominees for the next annual meeting of the Company's shareholders.

Committee Membership and Structure

         The Nominating Committee shall consist of two or more directors, as determined by the Board, each of whom shall meet the independence requirements of the American Stock Exchange.

         The members of the Nominating Committee shall be elected by the Board at the annual meeting of the Board to serve a term of one (1) year or until their successors are duly elected and qualified. The Board will appoint a chairperson to preside at the Nominating Committee meetings and schedule meetings as appropriate. The Nominating Committee may not appoint subcommittees and may not delegate any of the Committee's responsibilities.

Meetings

         The Nominating Committee shall meet as frequently as circumstances dictate. At least one meeting will be in person and the others may be held by teleconference as the chairperson deems advisable. A majority of the members of the Nominating Committee shall constitute a quorum for the transaction of business.

         The Nominating Committee will report to the Board regarding its recommendations, maintain written minutes of its meetings, provide copies of the minutes to the Board, and file its minutes with the Corporate Secretary.

Committee Authority and Responsibilities

1.       The Nominating Committee may retain and terminate any search firm to be used to identify director candidates and shall approve the search firm's fees and other retention terms. The Nominating Committee may also access Company resources in order to obtain advice and assistance from internal or external legal or other advisors, as necessary for the
         Committee to carry out its responsibilities under this Charter.

2.       The Nominating Committee shall seek individuals qualified to become directors for recommendation to the Board whenever a vacancy arises, at such other times as the Committee deems appropriate, or as requested by the Board. The

                                       17

         Nominating Committee shall monitor the mix of skills and experience of the Company's directors in order to ensure that the Board has the necessary tools to perform its functions effectively and shall recommend each year nominees for election to the Board.

3.       The Nominating Committee shall review this Charter annually and recommend any proposed changes to the Board for approval. The
         Nominating Committee shall annually review its own performance and report thereon to the Board.

                                                    Effective:  January 23, 2008

                                       18

                                                                         ANNEX B

                               ELECSYS CORPORATION
                         COMPENSATION COMMITTEE CHARTER
Purpose

         The Compensation Committee is appointed by the Board of Directors (the
"Board") of Elecsys Corporation (the "Company") to discharge the Board's responsibilities relating to compensation of the Company's executive officers.
The Committee has overall responsibility for approving and evaluating the
Company's executive officer compensation plans, policies and programs and also approves and administers the Company's benefit plans, including the Company's
Stock Option Plan.

Committee Membership

         The Compensation Committee shall consist of two or more directors, as determined by the Board, each of whom shall meet the independence requirements of the American Stock Exchange and shall also meet the definition of
"Non-employee Director" for purposes of Rule 16b-3 under the Securities Exchange
Act of 1934, as amended. In addition, at least two members of the Compensation
Committee shall satisfy the requirements of an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

         The members of the Compensation Committee shall be elected by the Board at the annual meeting of the Board to serve a term of one (1) year or until their successors are duly elected and qualified. The Board will appoint a chairperson to preside at the Compensation Committee meetings and schedule meetings as appropriate. The Compensation Committee may not appoint subcommittees and may not delegate any of the Committee's responsibilities.

Meetings

         The Compensation Committee shall meet as frequently as circumstances dictate. At least one meeting will be in person and the others may be held by teleconference as the chairperson deems advisable. A majority of the members of the Compensation Committee shall constitute a quorum for the transaction of business.

         The Compensation Committee will report to the Board regarding its recommendations, maintain written minutes of its meetings, provide copies of the minutes to the Board, and file its minutes with the Corporate Secretary.

Committee Authority and Responsibilities

1.       The Compensation Committee shall also have access to Company resources in order to obtain advice and assistance from internal or external legal, accounting or other advisors, as necessary for the Committee to carry out its responsibilities under this Charter.

                                       19

2.       The Compensation Committee shall review and approve annually goals and objectives relevant to CEO base and incentive (short-term and long-term, cash and equity) compensation, evaluate the CEO's performance in light of those goals and objectives, and approve the
         CEO's compensation levels based on this evaluation. The CEO shall not be present during voting on or deliberations of his or her compensation. In determining the long-term incentive component of CEO compensation, the Compensation Committee will consider, among other matters, the Company's performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the CEO in past years. The Compensation Committee shall conduct an annual evaluation of the performance of the CEO.

3.       The Compensation Committee shall review and approve annually, (a) the base compensation level, and (b) the incentive compensation (short-term and long-term cash and equity) of the Executive Officers of the company. Executive Officers shall mean those officers subject to
         Section 16 of the Securities Exchange Act of 1934. In addition, the
         Compensation Committee shall review and approve, with respect to the
         CEO and all Executive Officers, all employment agreements, severance arrangements, and change in control agreements/provisions, in each case as, when and if appropriate, and any special or supplemental benefits.

4.       The Compensation Committee shall review and report on any additional compensation matters as the Board requests.

5.       The Compensation Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

6.       The Compensation Committee shall review and discuss with management the
         Compensation Discussion and Analysis section (the "CD&A") to be included in the Company's annual proxy statement, and based on such review and discussion, make a recommendation to the Board as to whether the CD&A should be included in the Company's annual report on Form
         10-KSB and the Company's annual proxy statement, and produce a report on such recommendation to be included in the Company's annual proxy statement.

                                                    Effective:  January 23, 2008

                                       20